Exhibit 99.1

Candel Therapeutics Appoints Martine Zimmermann, PharmD, to its Board of Directors

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Regulatory and quality expertise strengthens Board as Candel advances toward planned Biologics License Application (BLA) submission and potential commercial readiness

NEEDHAM, Mass., Sept. 10, 2026 (GLOBE NEWSWIRE) -- Candel Therapeutics, Inc. (Candel or the Company) (Nasdaq: CADL), a clinical-stage biopharmaceutical company focused on developing multimodal immunotherapies to improve disease outcomes for patients with cancer, today announced the appointment of Martine Zimmermann, PharmD, to the Company’s Board of Directors (Board) effective September 8, 2026.

“Martine joins Candel at an important stage in our evolution, as we prepare for the planned submission of the BLA for aglatimagene besadenovec in the fourth quarter of 2026 and continue building the capabilities required of a potential commercial-stage company,” said Paul Peter Tak, M.D., Ph.D., FMedSci, President and Chief Executive Officer of Candel. “Her extensive global experience across regulatory affairs, quality and drug development, and her track record supporting successful product approvals, will bring highly relevant expertise to our Board. We look forward to benefiting from her strategic perspective as we work to deliver potentially transformative medicines to patients with cancer.”

Dr. Zimmermann brings more than 30 years of global regulatory affairs and quality expertise across all phases of drug development. She currently serves as Executive Vice President, Head of Regulatory Affairs, Quality and Alliance Management at Inventiva S.A. Previously, she held the position of Senior Vice President, Head of Global Regulatory Affairs and R&D Quality at Ipsen Biopharmaceuticals, and she spent more than 13 years at Alexion Pharma International in senior regulatory leadership roles. Dr. Zimmermann earned her Doctor of Pharmacy degree from the University of Strasbourg.

“I am pleased to join Candel’s Board at this pivotal moment,” said Dr. Zimmermann. “The clinical data for aglatimagene is compelling, and I am impressed by the thoughtful approach to regulatory strategy and commercialization. I look forward to contributing my expertise as Candel advances toward a planned BLA submission and potential commercial launch.”

Paul B. Manning, Chairman of Candel’s Board, added, “Dr. Zimmermann’s regulatory and quality leadership brings valuable experience as we navigate the path to potential approval and commercial readiness. Her insights will strengthen our Board at a key inflection point in Candel’s trajectory.”

About aglatimagene besadenovec

Aglatimagene besadenovec (aglatimagene), Candel’s most advanced multimodal biological immunotherapy candidate, is an investigational, off-the-shelf, replication-defective adenovirus designed to deliver the herpes simplex virus thymidine kinase (HSV-tk) gene to a patient’s tumor. After intratumoral administration, HSV-tk enzyme activity results in conversion of prodrug (valacyclovir) into deoxyribonucleic acid (DNA)-incorporating nucleotide analogs, leading to immunogenic cell death in cells exhibiting DNA damage and proliferating cells, with subsequent release of a variety of tumor (neo)antigens in the tumor microenvironment. At the same time, the adenoviral serotype 5 capsid proteins promote inflammation through the induction of expression of pro-inflammatory cytokines, chemokines, and adhesion molecules. Together, this regimen is designed to induce an individualized and specific CD8+ T cell-mediated response against the injected tumor and uninjected distant metastases for broad anti-tumor activity, based on in situ immunization against a variety of tumor antigens. Aglatimagene has the potential to treat a broad range of solid tumors. Encouraging monotherapy activity as well as combination activity with standard of care radiotherapy, surgery, chemotherapy, and immune checkpoint inhibitors have previously been shown in several preclinical and clinical settings. More than 1,000 patients have been dosed with aglatimagene in clinical trials with a favorable tolerability profile to date, supporting the potential for use with standard of care, when indicated. Aglatimagene is currently not approved by the FDA or any other regulatory authority for any use.

About Candel Therapeutics

Candel is a clinical-stage biopharmaceutical company focused on developing off-the-shelf multimodal biological immunotherapies that elicit an individualized, systemic anti-tumor immune response to help patients fight cancer. Candel has established two clinical-stage multimodal biological immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) gene constructs, respectively. Aglatimagene besadenovec (aglatimagene) is the lead product candidate from the adenovirus platform. The Company completed successful phase 2a clinical trials of aglatimagene in non-small cell lung cancer (NSCLC) and pancreatic ductal adenocarcinoma (PDAC), and a pivotal, placebo-controlled, phase 3 clinical trial of aglatimagene in localized prostate cancer, conducted under a Special Protocol Assessment agreed with the U.S. Food and Drug Administration (FDA) and published in The Lancet Oncology. The FDA also granted Fast Track Designation and Regenerative Medicine Advanced Therapy Designation to aglatimagene for the treatment of newly diagnosed localized prostate cancer in patients with intermediate- to high-risk disease, Fast Track Designation in NSCLC, and both Fast Track Designation and Orphan Drug Designation to aglatimagene for the treatment of PDAC.

Linoserpaturev is the lead product candidate from the HSV platform and is currently in an ongoing phase 1b clinical trial in recurrent high-grade glioma, evaluating the effects of repeat linoserpaturev injections. Initial results were published in Nature and Science Translational Medicine and linoserpaturev received Fast Track Designation and Orphan Drug Designation from the FDA. Finally, Candel’s enLIGHTEN™ Discovery Platform is a systematic, iterative HSV-based discovery platform leveraging human biology and advanced analytics to create new viral immunotherapies for solid tumors.

For more information about Candel, visit www.candeltx.com

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of current and future development programs, including expectations regarding planned BLA submission and potential commercial readiness; expectations regarding the therapeutic benefit of the Company’s platforms, including the ability of its platforms to improve overall survival and/or disease-free survival of patients living with difficult-to-treat, solid tumors; and expectations regarding the potential benefits conferred by regulatory designations. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; that final data from the Company’s preclinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, including strategic plans for the Company’s business and product candidates; the impact of the Company’s existing and any future indebtedness on its ability to operate its business; the Company’s ability to access any future tranches under its debt facility and to comply with all of its obligations thereunder; and other risks identified in the Company’s filings with the U.S. Securities and Exchange

Commission (SEC), including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each as filed with the SEC and any subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Investor Contact
Theodore Jenkins
Vice President, Investor Relations, and Business Development
Candel Therapeutics, Inc.
tjenkins@candeltx.com

Media Contact
Ben Shannon
ICR Healthcare
CandelPR@icrhealthcare.com